Exhibit 99.1

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 11th day of October 2012, by and among PBC GP III, LLC, PBC Digital Holdings, LLC, PBC MGPEF DDH, LLC, PBC Digital Holdings II, LLC, PBC DDH Warrants, LLC and PBC JT, LLC. The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Schedule 13D and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PBC GP III, LLC

By:	/s/ Shaun L. McGruder
Name: Shaun L. McGruder
Its: Manager

PBC Digital Holdings, LLC

By:	PBC GP III, LLC
Its:	Manager

By:	/s/ Shaun L. McGruder
Name: Shaun L. McGruder
Its: Manager

PBC MGPEF DDH, LLC

By:	PBC GP III, LLC
Its:	Manager

By:	/s/ Shaun L. McGruder
Name: Shaun L. McGruder
Its: Manager

PBC Digital Holdings II, LLC

By: PBC GP III, LLC Its: Manager

By:	/s/ Shaun L. McGruder
Name: Shaun L. McGruder
Its: Manager

PBC DDH Warrants, LLC

By: PBC GP III, LLC Its: Manager

By:	/s/ Shaun L. McGruder
Name: Shaun L. McGruder
Its: Manager

PBC JT, LLC

By: PBC GP III, LLC Its: Manager

By:	/s/ Shaun L. McGruder
Name: Shaun L. McGruder
Its: Manager